Exhibit 99.1h(4)

                                   SCHEDULE A
                                      FUNDS

   FUNDS                                                AUTHORIZED SHARES
   TDAM Institutional Money Market Fund
               Institutional Service Class              2,000,000,000
               Institutional Class                      3,000,000,000
               Institutional Commerical Class           3,000,000,000

   TDAM U.S. Government Fund
               Institutional Service Class              2,000,000,000
               Institutional Class                      2,000,000,000
               Institutional Commerical Class           3,000,000,000

   TDAM Short Term Investment Fund                      3,000,000,000
   TDAM Short Term Bond Fund                            5,000,000,000

As revised September 24, 2007